As filed with the Securities and Exchange Commission on January 17, 2007
Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMART MODULAR TECHNOLOGIES (WWH), INC.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	20-2509518 (I.R.S. Employer Identification Number)
4211 Starboard Drive
Fremont, CA 94538
(510) 623-1231
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jack A. Pacheco
Senior Vice President and Chief Financial Officer
SMART Modular Technologies (WWH), Inc.
4211 Starboard Drive
Fremont, CA 94538
(510) 623-1231
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alan F. Denenberg, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000	William B. Brentani, Esq. Simpson Thacher & Bartlett LLP 2250 Hanover Street Palo Alto, CA 94304 (650) 251-5000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest investment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-139663
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Title Of Each Class	Proposed Maximum Aggregate	Amount Of
Of Securities To Be Registered	Offering Price(1)(2)(3)	Registration Fee
Ordinary Shares, par value $0.00016667 per share	$24,725,000	$2,646

(1)	The Registrant previously registered the sale of 12,500,000 ordinary shares with a maximum offering price of $12.28 per share on a Registration Statement on Form S-3 (File No. 333-139663) which was declared effective January 17, 2007.

(2)	Pursuant to Rule 457(o) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering amount.

(3)	Including ordinary shares subject to the underwriters’ over-allotment option.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES
EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2

Incorporation by Reference of Registration Statement on Form S-3, File No. 333-139663
     SMART Modular Technologies (WWH), Inc. (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-139663) declared effective on January 17, 2007 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Exhibits
     All exhibits filed with Registration Statement No. 333-139663 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith.

Exhibit No.	Document
5.1	Opinion of Maples and Calder
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Auditors
23.3	Consent of Maples and Calder (included in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, state of California, on this 17th day of January, 2007.

SMART MODULAR TECHNOLOGIES (WWH), INC.
By:	/s/ Iain MacKenzie
	Name:	Iain MacKenzie
	Title:	Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

/s/ Iain MacKenzie	Chief Executive Officer,	January 17, 2007
Iain MacKenzie (Principal Executive Officer)	President and Director

/s/ Jack A. Pacheco Jack A. Pacheco (Principal Financial and Accounting Officer)	Chief Financial Officer and Senior Vice President	January 17, 2007

*	Chairman of the Board of Directors	January 17, 2007

Ajay Shah

*	Director	January 17, 2007

Dipanjan Deb

*	Director	January 17, 2007

Eugene Frantz

*	Director	January 17, 2007

John Marren

*	Director	January 17, 2007

Chong Sup Park

*	Director	January 17, 2007

Mukesh Patel

*	Director	January 17, 2007

Ezra Perlman

*	Director	January 17, 2007

Clifton Thomas Weatherford

*By:	/s/ Jack A. Pacheco

Jack A. Pacheco
Attorney-in-fact

EXHIBITS
     All exhibits filed with Registration Statement No. 333-139663 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith.

Exhibit No.	Document
5.1	Opinion of Maples and Calder
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Auditors
23.3	Consent of Maples and Calder (included in Exhibit 5.1)